Exhibit 99.3

Letter to Beneficial Holders Regarding
Offer to Exchange 5.25% Senior Notes due 2022, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All Outstanding 5.25% Senior Notes due 2022

of

Grifols Worldwide Operations Limited
With an unconditional, full and irrevocable guarantee as to payment of principal and interest from
Grifols, S.A.
and various other Guarantors
Pursuant to the Prospectus dated        , 2015

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2015, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”).  TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

, 2015

To Our Clients:

Enclosed for your consideration is a prospectus dated        , 2015 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Grifols Worldwide Operations Limited (the “Company”), to exchange up to $1,000,000,000 in aggregate principal amount of the Company’s 5.25% Senior Notes due 2022 (the “Exchange Notes”), which are unconditionally, fully and irrevocably guaranteed by the various guarantors listed on Annex A hereto (the “Guarantors”), and which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $1,000,000,000 in aggregate principal amount of the Company’s issued and outstanding 5.25% Senior Notes due 2022 (CUSIP Nos. 398435 AA5 and G41246 AA0) (the “Existing Notes”), which are unconditionally, fully and irrevocably guaranteed by the Guarantors, upon the terms and subject to the conditions set forth in the prospectus dated   , 2015 and the related Letter of Transmittal.  The Prospectus and Letter of Transmittal more fully describe the Exchange Offer.  Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

The Company and the Guarantors have filed a registration statement, which became effective under the Securities Act on        , 2015, to register the Exchange Notes under the Securities Act.

These materials are being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit but not registered in your name.  A tender of any Existing Notes may be made only by us as the registered holder and pursuant to your instructions.  Therefore, the Company urges beneficial owners of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Existing Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Existing Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.  We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Existing Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Existing Notes on your behalf in accordance with the provisions of the Exchange Offer.  The Exchange Offer will expire at 5:00 p.m., New York City Time, on          , 2015. Existing Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form(s) that appear below.  The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF 5.25% SENIOR NOTES DUE 2022 OF GRIFOLS WORLDWIDE OPERATIONS LIMITED

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Company.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Existing Notes and to acquire the Exchange Notes, issuable upon the exchange of such Existing Notes, and that, when such validly tendered original notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

This will instruct you to tender the principal amount of Existing Notes indicated below held by you for the account or benefit of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount):

$                             of the Existing Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐                                    To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any):

$                             of the Existing Notes.

☐                                    NOT to TENDER any Existing Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized: (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Existing Notes, including, but not limited to, the representations that (i) the undersigned’s principal residence is in the state of (fill in state)                                         , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and has no arrangement or understanding with any person to participate in the distribution of Exchange Notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act in connection with a secondary resale transaction of Exchange Notes acquired by such person and cannot rely on the position of the Staff of the SEC set forth in certain no action letters (see the section of the Prospectus entitled “The Exchange Offer — Resale of Exchange Notes”), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of the Exchange Notes obtained by the undersigned in exchange for the Existing Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC (vi) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any Guarantor of the Exchange Notes and (vii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Existing Notes.

The purchaser status of the undersigned is (check the box that applies):

☐                                    A “qualified institutional buyer” (as defined in Rule 144A under the Securities Act)

☐                                    An institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

☐                                    A person that purchased the Existing Notes outside the United States in accordance with Rule 904 under the Securities Act

☐                                    Other (describe:                                                                                                                         )

IMPORTANT
PLEASE SIGN HERE
(to be completed by all tendering holders)

The completion, execution and timely delivery of these instructions will be deemed to constitute an instruction to tender Existing Notes as indicated above.

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

ANNEX A

Guarantors

Guarantor	Jurisdiction of Incorporation or Organization
Grifols, S.A.	Spain
Biomat USA, Inc.	Delaware, United States
Grifols Biologicals Inc.	Delaware, United States
Grifols Diagnostic Solutions Inc. (f/k/a Grifols Chiron Diagnostics Corp.)	Delaware, United States
Grifols Shared Services North America, Inc. (f/k/a Grifols Inc.)	Virginia, United States
Grifols Therapeutics, Inc.	Delaware, United States
Grifols Worldwide Operations USA, Inc.	Delaware, United States
Instituto Grifols, S.A.	Spain